                                                                   EXHIBIT 25.01



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                       ---------------------------------


                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


     A National Banking Association                            36-0899825
                                                            (I.R.S. employer
                                                         identification number)



One First National Plaza, Chicago, Illinois                    60670-0126
 (Address of principal executive offices)                      (Zip Code)


                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                        Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)



                       ---------------------------------


                                  NIKE, INC.
              (Exact name of obligor as specified in its charter)





           Oregon                                    93-0584541
 (State or other jurisdiction of                 (I.R.S. employer
 incorporation or organization)               identification number)


One Bowerman Drive
Beaverton, Oregon                                    97005-6453
(Address of principal executive offices)             (Zip Code)



                                Debt Securities
                        (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          --------------------
          information as to the trustee:



          (a) Name and address of each examining or supervising authority to which it is subject.



          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..



          (b) Whether it is authorized to exercise corporate trust powers.



          The trustee is authorized to exercise corporate trust powers.


Item 2.   Affiliations With the Obligor.  If the obligor
          ------------------------------
          is an affiliate of the trustee, describe each such affiliation.



          No such affiliation exists with the trustee.



Item 16.  List of exhibits.   List below all exhibits filed as a
          -----------------
          part of this Statement of Eligibility.



          1. A copy of the articles of association of the trustee now in effect.*



          2. A copy of the certificates of authority of the trustee to commence business.*



          3. A copy of the authorization of the trustee to exercise corporate trust powers.*



          4.  A copy of the existing by-laws of the trustee.*



          5.  Not Applicable.



          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.



          8.  Not Applicable.



          9.  Not Applicable.



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 22nd day of January, 1999.



            The First National Bank of Chicago,
            Trustee


                   /s/ Steven M. Wagner
            By ___________________________________________
               Steven M. Wagner
               First Vice President








* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT



                                         January 22, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:


     In connection with the qualification of an indenture between NIKE, Inc., and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.



                    Very truly yours,

                    The First National Bank of Chicago

                             /s/ Steven M. Wagner
                By: ______________________________________
                    Steven M. Wagner
                    First Vice President

                                 EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago      Call Date: 09/30/98  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460      Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                          Dollar      Amounts in thousands      C400
                                                                           RCFD           BIL MIL THOU          ----
                                                                          ------       -------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                 RCFD
                                                                           ----
    a. Noninterest-bearing balances and currency and
       coin(1).......................................................      0081              4,898,646            1.a

    b. Interest-bearing balances(2)..................................      0071              4,612,143            1.b

 2. Securities
    a. Held-to-maturity securities(from Schedule RC-B,
       column A).....................................................      1754                      0            2.a

    b. Available-for-sale securities (from Schedule
       RC-B, column D)...............................................      1773              9,817,318            2.b

 3. Federal funds sold and securities purchased under agreements to
    resell                                                                 1350              6,071,229            3.

 4. Loans and lease financing receivables:
                                                                           RCFD
                                                                           ----
    a. Loans and leases, net of unearned income (from Schedule
       RC-C).........................................................      2122             26,327,215            4.a

    b. LESS: Allowance for loan and lease losses.....................      3123                412,850            4.b

    c. LESS: Allocated transfer risk reserve.........................      3128                      0            4.c


                                                                          RCFD
                                                                          ----
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................      2125             25,914,365            4.d

 5. Trading assets (from Schedule RD-D)..............................      3545              6,924,064            5.

 6. Premises and fixed assets (including capitalized leases).........      2145                731,747            6.

 7. Other real estate owned (from Schedule RC-M).....................      2150                  6,424            7.

 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................      2130                153,385            8.

 9. Customers' liability to this bank on acceptances outstanding.....      2155                352,324            9.

10. Intangible assets (from Schedule RC-M)...........................      2143                295,823           10.

11. Other assets (from Schedule RC-F)................................      2160              2,193,803           11.

12. Total assets (sum of items 1 through 11).........................      2170             61,971,271           12.

------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago     Call Date:  09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460     Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8
                         ---------

Schedule RC-Continued

                                                                                 Dollar Amounts in Thousands
                                                                                 ---------------------------
LIABILITIES
13. Deposits
                                                                          RCON
                                                                          ----
 a. In domestic offices (sum of totals of columns A and C
    from Schedule RC-E, part 1).....................................      2200             20,965,124           13.a
    (1) Noninterest-bearing(1)......................................      6631              9,191,662           13.a1
    (2) Interest-bearing............................................      6636             11,773,462           13.a2

                                                                          RCFN
                                                                          ----
 b. In foreign offices, Edge and Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II)...............................     2200             15,912,956           13.b
    (1) Noninterest bearing..........................................     6631                475,182           13.b1
    (2) Interest-bearing.............................................     6636             15,437,774           13.b2

14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                        RCFD 2800         4,245,925           14

15. a. Demand notes issued to the U.S. Treasury......................     RCON 2840           359,381           15.a
    b. Trading Liabilities(from Sechedule RC-D)......................     RCFD 3548         5,614,049           15.b

                                                                          RCFD
16. Other borrowed money:                                                 ----
    a. With original maturity of one year or less....................     2332              4,603,402           16.a
    b. With original  maturity of more than one year.................     A547                328,001           16.b
    c.  With original maturity of more than three years .............     A548                324,984           16.c

17. Not applicable

18. Bank's liability on acceptance executed and outstanding..........     2920                352,324           18.

19. Subordinated notes and debentures................................     3200              2,400,000           19.

20. Other liabilities (from Schedule RC-G)...........................     2930              1,833,935           20.

21. Total liabilities (sum of items 13 through 20)...................     2948             56,940,081           21.

22. Not applicable

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus....................     3838                      0           23.

24. Common stock.....................................................     3230                200,858           24.

25. Surplus (exclude all surplus related to preferred stock).........     3839              3,192,857           25.

26. a. Undivided profits and capital reserves........................     3632              1,614,511           26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities....................................................     8434                 27,815           26.b

27. Cumulative foreign currency translation adjustments..............     3284                 (4,851)          27.

28. Total equity capital (sum of items 23 through 27)................     3210               5,031,190          28.

29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................     3300              61,971,271          29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
   performed for the bank by independent external auditors as of any date                                  Number
   during 1996............................................................  RCFD 6724         NA            M.1.




1 =  Independent audit of the bank conducted in                   4 =   Directors' examination of the bank
     accordance with generally accepted auditing standards               performed by other external auditors (may be required by
     by a certified public accounting firm which submits a               state chartering authority)
     report on the bank
                                                                  5 =   Review of the bank's financial statements by external
2 =  Independent audit of the bank's parent holding                     auditors
     company conducted in accordance with generally
     accepted auditing standards by a certified public            6 =   Compilation of the bank's financial statements by
     accounting firm which submits a report on the consolidated         external auditors
     holding company (but not on the bank separately)
                                                                  7 =   Other audit procedures (excluding tax
3 =  Directors' examination of the bank conducted                       preparation work)
     in accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by    8 =   No external audit work
     state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.